Exhibit 3.2
INDEX OF BYLAWS
OF
TSB FINANCIAL CORPORATION

ARTICLE I	OFFICES:

Section 1.1	Principal Office
Section 1.2	Registered Office
Section 1.3	Other Offices

ARTICLE II	MEETINGS OF SHAREHOLDERS:

Section 2.1	Place of Meetings
Section 2.2	Annual Meetings
Section 2.3	Substitute Annual Meeting
Section 2.4	Special Meetings
Section 2.5	Notice of Meetings
Section 2.6	Waiver of Notice
Section 2.7	Shareholders’ List
Section 2.8	Voting Group
Section 2.9	Quorum
Section 2.10	Proxies
Section 2.11	Voting of Shares
Section 2.12	Informal Action by Shareholders

ARTICLE III	BOARD OF DIRECTORS:

Section 3.1	General Powers
Section 3.2	Number and Qualifications
Section 3.3	Election
Section 3.4	Term of Directors
Section 3.5	Removal
Section 3.6	Vacancies
Section 3.7	Chairman of Board
Section 3.8	Vice Chairman of the Board
Section 3.9	Compensation

ARTICLE IV.	MEETINGS OF DIRECTORS:

Section 4.1	Regular Meetings
Section 4.2	Special Meetings
Section 4.3	Notice of Meetings
Section 4.4	Waiver of Notice
Section 4.5	Quorum

Section 4.6	Manner of Acting
Section 4.7	Presumption of Assent
Section 4.8	Action Without Meeting

ARTICLE V.	COMMITTEES:

Section 5.1	Executive Committee
Section 5.2	Audit Committees
Section 5.3	Vacancy
Section 5.4	Removal
Section 5.5	Responsibility of Directors
Section 5.6	Other Committees
Section 5.7	Meetings

ARTICLE VI	OFFICERS:

Section 6.1	Officers of the Corporation
Section 6.2	Appointment and Term
Section 6.3	Compensation of Officers
Section 6.4	Removal
Section 6.5	Resignation
Section 6.6	Bonds
Section 6.7	President
Section 6.8	Vice-Presidents
Section 6.9	Secretary
Section 6.10	Assistant Secretaries
Section 6.11	Treasurer
Section 6.12	Assistant Treasurers

ARTICLE VII.	CONTRACTS, LOANS, CHECKS AND DEPOSITS:

Section 7.1	Contracts
Section 7.2	Loans
Section 7.3	Checks and Drafts
Section 7.4	Deposits

ARTICLE VIII.	SHARES AND THEIR TRANSFER:

Section 8.1	Certificates for Shares
Section 8.2	Share Transfer Records
Section 8.3	Lost Certificate
Section 8.4	Fixing Record Date
Section 8.5	Holder of Record
Section 8.6	Shares Held by Nominees

-ii-

ARTICLE IX.	EMERGENCY OPERATIONS:

ARTICLE X.	GENERAL PROVISIONS:

Section 10.1	Distributions
Section 10.2	Seal
Section 10.3	Fiscal Year
Section 10.4	Amendments
Section 10.5	Definitions

-iii-

BYLAWS
OF
TSB FINANCIAL CORPORATION
ARTICLE I.
OFFICES
     Section 1.1 Principal Office. The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.
     Section 1.2 Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.
     Section 1.3 Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
     Section 2.1 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be (i)fixed by the President, the Secretary or the Board of Directors and designated in the notice of the meeting or (ii)agreed upon by a majority of the shareholders entitled to vote at the meeting.
     Section 2.2 Annual Meetings. The annual meeting of shareholders shall be held in May of each year on any day (except Saturday, Sunday or a legal holiday) in that month as determined by the Board of Directors for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.
     Section 2.3 Substitute Annual Meeting. If the annual meeting shall not be held on the day designated pursuant to these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.
     Section 2.4 Special Meetings. Special meetings of the shareholders may be called at any time by the President, the Secretary, or the Board of Directors, and shall be called pursuant to, and held within 30 days after, delivery to the corporation of the written request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     Section 2.5 Notice of Meetings. Written notice stating the date, time and place of the meeting shall be given not less than ten nor more than 60 days before the date of any shareholders’ meeting, either by personal delivery, or by telegraph, teletype, or other form of wire or wireless communication, or by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the President, the Secretary, or other person calling the meeting, to each shareholder entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder’s address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.
     In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.
     When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.
     Section 2.6 Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.
     Section 2.7 Shareholders’ List. Before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, personally or by or with his representative, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, personally or by or with his representative, at any time during the meeting or any adjournment thereof.
     Section 2.8 Voting Group. All shares of one or more classes or series that under the articles of incorporation, the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation, the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.
     Section 2.9 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of that voting group exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 2.5, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.
     Section 2.10 Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by the shareholder’s duly authorized attorney in fact. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.
     Section 2.11 Voting of Shares. Subject to the provisions of the articles of incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.
     Except in the election of directors as governed by the provisions of Section 3.3, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these bylaws.

     Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.
     Either the Board or the Chairman of the meeting may appoint one or more voting inspectors, each of whom shall take an oath to execute his duties impartially and to the best of his ability. The voting inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the number of shares outstanding, the voting power of each, the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.
     Section 2.12 Informal Action by Shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
     If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten days before the action is taken.
ARTICLE III.
BOARD OF DIRECTORS
     Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.
     Section 3.2 Number and Qualifications. The number of directors constituting the Board of Directors shall set in the manner set forth in the corporation’s Articles of Incorporation. Directors need not be residents of the State of North Carolina. No individual shall be qualified for election as a director after his or her 70th birthday; provided that any incumbent director may continue his or her then current term following his or her 70th birthday. The term of office of directors shall be as set forth in the corporation’s Articles of Incorporation.
     Section 3.3 Election. Except as provided in the corporation’s Articles of Incorporation and Section 3.6 hereof, the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

     Section 3.4 Term of Directors. Each initial director shall hold office until the first shareholders’ meeting at which directors are elected, or until such director’s death, resignation or removal. Thereafter, the term of office for directors shall be as set forth in the corporation’s Articles of Incorporation and as provided herein. The term of a director elected to fill a vacancy or a directorship authorized to be filled by the Board of Directors expires at the next shareholders’ meeting at which directors are elected. A decrease in the number of directors does not shorten an incumbent director’s term. Despite the expiration of a director’s term, such director shall continue to serve until a successor shall be elected and qualifies or until there is a decrease in the number of directors.
     Section 3.5 Removal. Any director may be removed at any time with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.
     Section 3.6 Vacancies. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from the resignation or removal of a director, from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.
     Section 3.7 Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors at which the Chairman is present and perform such other duties as may be directed by the Board. The Chairman shall not be deemed to be an executive officer of the corporation solely by virtue of service as Chairman unless otherwise set forth in a resolution adopted by the Board of Directors.
     Section 3.8 Vice Chairman of the Board. There may be a Vice Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Vice Chairman shall perform such duties as the Board of Directors may designate or assign from time to time. In the absence or disability of the Chairman, the Vice Chairman shall perform the duties of the Chairman and when so acting shall have all of the powers of, and be subject to all restrictions upon, the Chairman. The Vice Chairman shall not be deemed to be an executive officer of the corporation solely by virtue of service as Chairman unless otherwise set forth in a resolution adopted by the Board of Directors.
     Section 3.9 Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.
ARTICLE IV.
MEETINGS OF DIRECTORS
     Section 4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.
     Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, by the President or by any three directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.
     Section 4.3 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two business days before the meeting, give or cause to be given notice thereof by any usual means of communication; provided that if such meeting is to be held outside of Mecklenburg County, North Carolina, such notice shall be given at least five business days before the meeting. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice. As used herein, “business day” shall mean any day other than a Saturday or Sunday or day that banks located in Charlotte, North Carolina are authorized to be closed for business.
     Section 4.4 Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     Section 4.5 Quorum. Unless the articles of incorporation or these bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed, a majority of directors in office immediately before the meeting begins shall constitute a quorum.

     Section 4.6 Manner of Acting. Except as otherwise provided in the articles of incorporation or these bylaws, including Section 4.9, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 4.7 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.
     Section 4.8 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.
ARTICLE V.
COMMITTEES
     Section 5.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors, may designate three or more directors, who, with the President as an ex-officio member, shall constitute the Executive Committee of the corporation. The Executive Committee, between meetings of the Board and subject to such limitations as may be required by law or imposed by resolution of the Board, shall have and may exercise all of the authority of the Board of Directors. The Executive Committee shall meet as often as the Board of Directors may require, which shall be at least once each month.
     Section 5.2 Audit Committees. An Audit Committee of at least three directors, each of which shall meet the independence requirements of the Securities and Exchange Commission, shall be appointed by the Board of Directors annually. The Audit Committee has the responsibility to ensure that the Board of Directors receives objective information regarding policies, procedures, and activities of the corporation with respect to auditing, accounting, internal accounting controls, financial reporting and such other activities of the corporation as may be directed by the Board. The Audit Committee will select a qualified firm of certified public accountants to conduct such audit work as is necessary for this purpose. The Audit Committee shall also undertake to have prepared and filed with the North Carolina Commissioner of Banks any reports required by such Commissioner.

     Section 5.3 Vacancy. Any vacancy occurring in a committee of the Board shall be filled by a simple majority of the number of directors elected pursuant to these Bylaws at a regular or special meeting of the Board of Directors.
     Section 5.4 Removal. Any member of a committee may be removed at any time with or without cause by action of a simple majority of the number of directors elected pursuant to these Bylaws at a regular or special meeting of the Board of Directors.
     Section 5.5 Responsibility of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law. Any resolutions adopted or other action taken by a committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. If action taken by a committee is not thereafter formally considered by the Board, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action. Any ex-officio member of any committee of the Board shall be a full member of the committee with the same rights and responsibilities as any other member.
     Section 5.6 Other Committees. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine. The President shall be an ex-officio member of all such committees appointed by the Board of Directors unless the President specifically is excluded from membership by the terms of the law, these Bylaws, the charter of the committee or the resolution of the Board of Directors.
     Section 5.7 Meetings. The provisions in these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board established under this Article.
ARTICLE VI.
OFFICERS
     Section 6.1 Officers of the Corporation. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.
     Section 6.2 Appointment and Term. The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been appointed.
     Section 6.3 Compensation of Officers. The compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.
     Section 6.4 Removal. Any officer may be removed by the Board at any time with or without cause; but such removal shall not itself affect the officer’s contract rights, if any, with the corporation.
     Section 6.5 Resignation. An officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer’s resignation does not affect the corporation’s contract rights, if any, with the officer.
     Section 6.6 Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.
     Section 6.7 President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. In the absence or disability of the Chairman and Vice Chairman, if any, the President shall, when present, preside at all meetings of the shareholders. The President shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
     Section 6.8 Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.
     Section 6.9 Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) maintain and have general charge of the stock transfer books of the corporation; (f) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (g) attest the signature or certify the incumbency or signature of any officer of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.
     Section 6.10 Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the President or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice-President, certificates for shares of the corporation.
     Section 6.11 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 6.4 of these bylaws; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within 120 days after the end of such fiscal year; and (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the President or by the Board of Directors.
     Section 6.12 Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be prescribed by the Treasurer, by the President or by the Board of Directors.
ARTICLE VII.
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 7.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 7.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Any officer or agent of the corporation thereunto so authorized may effect loans or advances for the corporation and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the corporation. Any such officer or agent, when thereunto so authorized, may mortgage, pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the corporation any real property and all stocks, bonds, other securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same, and do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.
     Section 7.3 Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.
     Section 7.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.
ARTICLE VIII.
SHARES AND THEIR TRANSFER
     Section 8.1 Certificates for Shares. The Board of Directors may authorize the issuance of some or all of the shares of the corporation’s classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.
     Section 8.2 Share Transfer Records. The corporation shall maintain share transfer records, containing the name and address of each shareholder of record and the number and class or series of shares held by such shareholder. Transfers of shares of the corporation shall be made only on the share transfer records of the corporation by the holder of record thereof or by a duly authorized agent, transferee or legal representative and only upon surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).
     Section 8.3 Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.
     Section 8.4 Fixing Record Date. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.
     The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

     Section 8.5 Holder of Record. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.
     Section 8.6 Shares Held by Nominees. The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address and taxpayer identification number of the nominee, (ii) the name, address and taxpayer identification number of the beneficial owner, (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder, and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.
     The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at and otherwise participating in shareholders’ meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters’ rights under Article 13 of the Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.
     The certificate shall be effective ten business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.
     If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and to be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.
ARTICLE IX.
EMERGENCY OPERATIONS
     In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of the corporation will continue to conduct the affairs of the corporation under such guidance from the Board of Directors as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency. The Board of Directors shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act, to delegate and prescribe such officer’s powers and duties to any other officer, or to any director, for the time being.
     In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the corporation by its directors and officers as contemplated by these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the corporation in accordance with the provisions of Article V of these Bylaws. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the corporation in accordance with the foregoing provisions of this Section. This Article of the Bylaws shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these Bylaws (other than this Article) and any resolutions which are contrary to the provisions of this Article shall be suspended until it shall be determined by an interim Executive Committee acting under this Article that it shall be to the advantage of the corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.
     During an emergency resulting in any authorized place of business of the corporation being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the places theretofore authorized, as may be designated by the Board of Directors or by the Executive Committee. Any temporarily relocated place of business of the corporation shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.
ARTICLE X.
GENERAL PROVISIONS
     Section 10.1 Distributions. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.
     Section 10.2 Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed or affixed on the margin hereof, is hereby adopted as the corporate seal of the corporation.
     Section 10.3 Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

     Section 10.4 Amendments. Except as otherwise provided in the articles of incorporation or by law, these bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors.
     No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors, unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally.
     Section 10.5 Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.